Exhibit (6)


                                [OBJECT OMITTED]
                         National Life Insurance Company
               One National Life Drive o Montpelier, Vermont 05604

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Elizabeth H. MacGowan
Vice President - Product Development

                                                  August 30, 2002


National Life Insurance Company
National Life Drive
Montpelier, Vermont  05604


Ladies and Gentlemen:

           In my capacity as Actuary - Vice President - Product Development of National Life Insurance Company, I have provided actuarial advice concerning:
(a) the preparation of Post Effective Amendment No. 11 to a registration statement for National Variable Life Insurance Account filed on Form S-6 with the Securities and Exchange Commission under the Securities Act of 1933 (the "Registration Statement") regarding the offer and sale of Flexible Premium Adjustable Benefit Variable Life Insurance Policies (the "Policies"); and (b) the preparation of policy forms for the Policies described in the Registration Statement.

           It is my professional opinion that:

           (1) The illustrations of Death Benefits, Cash Surrender Values, and accumulated premiums in Appendix A of the prospectus (the "Prospectus") contained in the Registration Statement, based on the assumptions stated in the illustrations, are consistent with the assumptions stated in the Policies. The rate structure of the Policies has not been designed so as to make the relationship between premiums and benefits as shown in the illustrations, appear to be correspondingly more favorable to the prospective purchasers of Policies, who are male non-smokers age 40 in the preferred rate class, than to prospective purchasers of Policies for males or females at other ages or other rate classes.

           (2) The information contained in the examples in the sections of the prospectus entitled "Detailed Description of Policy Provisions," "Charges and Deductions," and "Policy Rights," and in the Supplement under "No Lapse Guarantee Rider", based on the assumptions stated in the examples, is consistent with the provisions of the Policies.

           I hereby consent to the filing of this opinion as an exhibit to Post Effective Amendment No. 11 to the Registration Statement and the use of my name under the heading "Experts" in the prospectus contained in the Registration Statement.

                                   Sincerely,

                                   /s/ Elizabeth H. MacGowan

                                   Elizabeth H. MacGowan, F.S.A., M.A.A.A.
                                   Actuary
                                   Vice President - Product Development